EXHIBIT 10.1

PURCHASE AND SALE AGREEMENT BETWEEN
PETROHUNTER ENERGY CORPORATION AND SWEETPEA PETROLEUM PTY LTD.
AND FALCON OIL & GAS LTD. AND FALCON OIL & GAS AUSTRALIA PTY LTD.
DATED AUGUST 22, 2008

PURCHASE AND SALE AGREEMENT

B E T W E E N:

PETROHUNTER ENERGY CORPORATION

- and -

SWEETPEA PETROLEUM PTY LTD.

- and -

FALCON OIL & GAS LTD.

- and -

FALCON OIL & GAS AUSTRALIA PTY LTD

TABLE OF CONTENTS
Page
ARTICLE 1 INTERPRETATION AND GENERAL		1
1.1	Defined Terms	1
1.2	General	6
1.3	Governing Law	6

ARTICLE 2 PURCHASE AND SALE		6
2.1	Transaction	6
2.2	Satisfaction of the Purchase Price	6
2.3	Convertible Securities	7
2.4	Adjustments	7
2.5	Earnest Money Security	8

ARTICLE 3 REPRESENTATIONS AND WARRANTIES		9
3.1	Representations and Warranties by Sellers	9
3.2	Representations and Warranties of Falcon	13
3.3	Representations and Warranties of Purchaser	14

ARTICLE 4 WARRANTY CLAIMS		15
4.1	Survival of Warranties	15
4.2	Limitations on Warranty Claims	15

ARTICLE 5 CLOSING		16
5.1	Closing or Termination	16
5.2	Conditions for the Benefit of Falcon and Purchaser	16
5.3	Conditions for Benefit of Sellers	16
5.4	Sellers’ Deliveries on Closing	17
5.5	Falcon Deliveries on Closing	19
5.6	Purchaser Deliveries on Closing	20
5.7	Approvals	21

ARTICLE 6 RESOLUTION OF DISPUTES		21
6.1	Arbitration – If Not Principally Related to Convertible Securities Issues	21
6.2	Arbitration – If Principally Related to Convertible Securities Issues	22
6.3	Arbitration—Mixed Issues	24

ARTICLE 7 GENERAL		24
7.1	Taxes and Fees	24
7.2	Complete Closings	24
7.3	Status of the Agreement	24
7.4	Tender	24
7.5	Specific Performance and other Remedies	24
7.6	Obligations as Covenants	25
7.7	Amendment of Agreement	25

TABLE OF CONTENTS
(continued)
Page
7.8	Further Assurances	25
7.9	Waiver	25
7.10	Time	25
7.11	Entire Agreement	25
7.12	Severability	26
7.13	Counterparts and Facsimile	26
7.14	Notices	26
7.15	Confidentiality	27
7.16	Successors and Assigns	27
7.17	Enurement	28
7.18	Language	28

SCHEDULE “A” THE PERMITS

SCHEDULE “B” THE WELL

SCHEDULE “C” MATERIAL AGREEMENTS

SCHEDULE “D” PART 1 PERMIT TRANSFER INSTRUMENT

SCHEDULE “D” PART 2 ASSIGNMENT AND BILL OF SALE

SCHEDULE “E” ESCROW AGREEMENT

SCHEDULE “F” INITIAL BUCKSKIN MESA ESCROW AGREEMENT

SCHEDULE “G” BEETALOO JOINT OPERATING AGREEMENT

SCHEDULE “H” MORTGAGE

SCHEDULE “I” DISCLOSURE SCHEDULE

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is made and entered into August 22, 2008, by and between PetroHunter Energy Corporation (“PetroHunter Energy”), Sweetpea Petroleum Pty Ltd (“Sweetpea”), Falcon Oil & Gas Ltd. (“Falcon”), and Falcon Oil & Gas Australia Pty Ltd (“Purchaser”).  PetroHunter Energy, Sweetpea, Falcon and Purchaser may sometimes be referred to herein individually as a “Party” and collectively as the “Parties.”  This Agreement is based on the following premises:

WHEREAS Sweetpea is the owner of the Beetaloo Basin Project (as hereinafter defined); and

WHEREAS Seller (as hereinafter defined) has agreed to sell an undivided 50% interest in the Beetaloo Basin Project to Purchaser on the terms and conditions set out in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements set out in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:

ARTICLE 1

INTERPRETATION AND GENERAL

1.1	Defined Terms

In this Agreement, the following defined terms shall mean as follows:

“Acceptance Date” means the last to occur of:

(a)	the execution and delivery of this Agreement by all Parties; and

(b)	written confirmation received by each Party that each other Party’s Board of Directors has approved the execution and delivery of this Agreement.

“Acquisition Shares” means the Common Shares issuable upon the exercise of the Convertible Securities.

“Adjustment Amount” has the meaning attributed to it in Section 2.4(b).

“Agreement” means this purchase and sale agreement, including all Schedules hereto, as amended from time to time in accordance with the terms hereof, “hereof”, “hereto” and “hereunder” and similar expressions refer to this Agreement and not any particular section of this Agreement; “Article”, “Section” and “Schedule” mean and refer to the specified article, section or Schedule of or to this Agreement.

“Allowable Discount” means the Announcement Price less the following allowable discounts, if the Prospectus Price is less than the Announcement Price:

Announcement Price	Discount
Up to $0.50	25%
$0.51 to $2.00	20%
Above $2.00	15%

“Announcement Price” means the price of Common Shares on the TSXV at the close of trading on the day immediately prior to the announcement of the entering into this Agreement.

“Applicable Laws” means all laws, statutes, decrees, acts, treaties, orders, judgments, regulations and directives of any Government Authority, to the extent the same are publicly available, have been duly adopted in accordance with the proper procedures, and are valid and effective at the relevant time.

“Approvals” means all required material consents, waivers, permits, orders and approvals of any Governmental Authority or other persons, the TSXV, directors and shareholders, in connection with, or required to permit, the consummation of the Transaction.

“Assets” means the undivided 50% interest in the Beetaloo Basin Project that will be subject to the assignment delivered by Seller to Falcon or Purchaser at the Closing.

“Bayless Override” means the overriding royalty interest on production from lands covered by the Permits that was created by Robert L. Bayless Estate and the other sellers under the terms of the Stock Acquisition and Exploration Agreement with MAB Resources LLC dated November 9, 2005.

“Beetaloo Basin Project” means (i) the Permits, (ii) the Well, (iii) the Data, (iv) the Material Contracts, (v) all related licenses, permits, access rights, and other rights and privileges, and (vi) all rights, titles and interests of Sellers, whether derived under the Permits, the Material Contracts, or otherwise, in and to all equipment, fixtures and personal property located on lands covered by the Permits or used in connection with the exploration and development of such lands.

“Beetaloo JOA” means the joint operating agreement between Falcon and Seller dated the Closing Date in the form attached hereto as Schedule “G.”

“Board of Directors” means the board of directors of a Party, as the context may require.

“Breaching Party” has the meaning ascribed thereto in Section 7.5.

“Buckskin Mesa Purchase Agreement” means the Purchase and Sale Agreement of even date herewith among Falcon, PetroHunter and other parties related to certain properties in the State of Colorado.

“Business Day” means a day of the week, other than a Saturday, Sunday or any other day which is a statutory holiday in the Province of Ontario, the Northern Territory of Australia, or the State of Colorado.

“Canadian Securities Laws” means the applicable securities laws of the Province of Ontario and the respective regulations made and forms prescribed thereunder, together with all applicable published policy statements and blanket orders and rulings of the Ontario Securities Commission.

“Closing” means the transfer of the Assets and the completion of all other matters contemplated by this Agreement at the offices of Seller or Sellers’ Counsel on the Closing Date.

“Closing Date” means 11:00 a.m. (Denver time) five Business Days after the first to occur of the following:

(a)	the Treasurer of the Commonwealth of Australia ceasing to be empowered to make an order under Part II of the Foreign Acquisitions and Takeovers Act 1975 (Cth) in respect of the Transaction;

(b)	the Treasurer of the Commonwealth of Australia giving the Purchaser advice in writing of a decision by the Treasurer that the Commonwealth Government has no objection to the Transaction; or

(c)	the final decision by the Purchaser not to seek the approval of the Treasurer of the Commonwealth of Australia.

“Common Shares” means common shares in the capital of Falcon.

“Convertible Securities” means the securities of Falcon with the characteristics described in Section 2.3.

“Counsel” means Falcon’s Counsel, Purchaser’s Counsel and/or Sellers’ Counsel, as the context may require.

“Data” means all files, records, correspondence and information relating to the Beetaloo Basin Project, including without limitation invoice and payment records; Permit, contract, and correspondence files; and geological, geophysical, engineering and interpretive data, that is in the possession or under the control of Sellers.

“Earnest Money Payment” has the meaning ascribed thereto in Section 2.2(a).

“Encumbrances” means liens, charges, security interests, options, claims, mortgages, pledges, or other restrictions on title or transfer, except for Permitted Encumbrances.

“Escrow Agent” means Patton Boggs LLP, in its capacity as the escrow agent under the Escrow Agreement.

“Escrow Agreement” means the escrow agreement among, the Escrow Agent, Falcon and Sellers dated the Closing Date in the form of escrow agreement attached hereto as Schedule “E” to this Agreement.

“Exercise Price” means the deemed exercise price of the Convertible Securities which shall be equal to the Announcement Price less the Allowable Discount.

“Falcon’s Counsel” means, together, Aird & Berlis LLP, Gadens Lawyers, and Lohf Shaiman Jacobs Hyman & Feiger PC.

“Governmental Authority” means any federal, state or local government, regulatory authority, governmental department, agency, commission, board, tribunal or court.

“Initial Buckskin Mesa Escrow Agreement” means the escrow agreement entered into between Falcon and PetroHunter dated the date hereof and attached hereto as Schedule “F”.

“Material Agreements” means the contracts identified on Schedule “C”.

“Northern Land Council Exploration Agreements” means the Exploration Agreement between Sweetpea, Local Aboriginal Groups and the Northern Land Council relating to Petroleum Exploration Permits 76, 98 and 99 and the Exploration Agreement between Sweetpea, Local Aboriginal Groups and the Northern Land Council relating to Petroleum Exploration Permit 117.

“Northern Land Council Royalty” means the royalty interest payable to the Local Aboriginal Groups (through the Northern Land Council) in accordance with the Northern Land Council Exploration Agreements.

“Northern Territory Royalty” means the royalty payable to the Northern Territory in accordance with Part III, Division 5, Section 84 of the Petroleum Act of the Northern Territory.

“Notice” has the meaning attributed to it in Section 7.14.

“Permits” means Petroleum Exploration Permits 76, 98, 99 and 117, together with any renewals or extensions thereof as more fully described on Schedule “A”.

“Permitted Encumbrances” means:

(a)	Bayless Override, Northern Land Council Royalty, Northern Territory Royalty, and Russenberger Override;

(b)	liens for taxes or assessments, not yet due or payable;

(c)
all rights to consent by, required notices to, filings with, or other actions by Northern Territory or Australian governmental entities in connection with the ownership of the Permits, but only if the same are customarily obtained after such transfer of ownership;

(d)	easements, rights-of-way, servitudes, permits, and surface leases held by third parties on, over, or in respect of lands covered by the Permits;

(e)	any encumbrance, title defect or matter that is expressly waived by Purchaser.

“Person” is to be broadly interpreted and includes an individual, a corporation, a partnership, a trust, an unincorporated organization, the government of a country or any political subdivision thereof, or any agency or department of any such government, and the executors, administrators or other legal representatives of an individual in such capacity.

“Prospectus” means a short form prospectus issued by Falcon, qualifying the distribution of the Common Shares underlying the Convertible Securities.

“Prospectus Price” means the price of the Common Shares on the TSXV at the close of trading on the day immediately prior to the day that Falcon receives a receipt for a (final) Prospectus from one or more of the securities regulatory authorities in Canada.

“Purchase Price” has the meaning ascribed thereto in Section 2.2.

“Purchaser” means Falcon Oil & Gas Australia Pty Ltd.

“Purchaser’s Counsel” means, together, Aird & Berlis LLP, Gadens Lawyers, and Lohf Shaiman Jacobs Hyman & Feiger PC.

“Russenberger Override” means the overriding royalty interest on production from lands covered by the Permits that was created by MAB Resources LLC under the terms of its Acquisition and Consulting Agreement with PetroHunter Energy dated effective January 1, 2007.

“Securities Payment” has the meaning ascribed thereto in Section 2.2(b).

“Seller” means either of PetroHunter or Sweetpea, as the context may require.

“Sellers” means, together, PetroHunter and Sweetpea.

“Sellers’ Counsel” means, together, Dill Dill Carr Stonbraker & Hutchings, PC and Davis Graham & Stubbs LLP.

“Transaction” has the meaning ascribed thereto in Section 2.1.

“Transaction Agreements” mean, together, this Agreement, the Beetaloo JOA and the Escrow Agreement.

“Trigger Price” means that number which is 70 percent of the Announcement Price.

“TSXV” means the TSX Venture Exchange.

“TSXV Policies” means the TSXV Corporate Finance Manual as constituted on the date hereof.

“U.S.” means the United States of America and its territories.

“U.S. Securities Act” means the Securities Act of 1933, as amended, of the U.S., and the rules and regulations promulgated thereunder.

“Warranty Claim” means a claim made by a Party based on or with respect to the inaccuracy or non-performance or non-fulfilment or breach of any representation, warranty or covenant made or given by another Party contained in the Transaction Agreements or contained in any document or certificate given in order to carry out the Transaction; provided, however, that claims based on or with respect to the covenant and indemnity set forth in Section 2.6 are not Warranty Claims.

“Well” means the Shenandoah #1 well, as more fully described on Schedule “B.”

1.2	General

The schedules attached to this Agreement are incorporated herein by reference and shall be deemed to be a part hereof.  In this Agreement, the singular includes the plural, the plural the singular, and any gender the other genders.  Unless otherwise indicated references to dollars or amounts stated in dollars are to Canadian dollars.  Headings are included for convenience or reference only and shall not affect the interpretation hereof.  If anything herein is to be done or held on a day which is not a Business Day, the same shall be done or held either on the next succeeding Business Day or as otherwise expressly provided in this Agreement.

1.3	Governing Law

With respect to all matters related to the Assets, and related to the interpretation and enforcement of this Agreement, this Agreement shall be governed by the laws the Northern Territory of Australia and the applicable laws of Australia. With respect to all matters related to the Convertible Securities, this Agreement shall be governed by the laws of the Province of Ontario and the applicable laws of Canada.

ARTICLE 2
PURCHASE AND SALE

2.1	Transaction

Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Assets on and subject to the terms and conditions of this Agreement (the “Transaction”).

2.2	Satisfaction of the Purchase Price

Falcon shall:

(a)
within two Business Days after the Acceptance Date (subject to possible extension under Section 2.5), pay US$5,000,000 to Seller by wire transfer to an account designated by Seller (the “Earnest Money Payment”) as earnest money, which shall be refunded to Falcon if Falcon seeks, but does not obtain, approval of the Transaction by the Treasurer of the Commonwealth of Australia; and

(b)
at the Closing, deposit into escrow pursuant to the terms of the Escrow Agreement one or more certificates representing the Convertible Securities registered in the name of PetroHunter (the “Securities Payment” and together with the Earnest Money Payment, the “Purchase Price”).

2.3	Convertible Securities

The Convertible Securities shall have the following characteristics:

(a)	the number of Convertible Securities to be issued to PetroHunter shall be equal to the quotient resulting from dividing US$20,000,000 by the Exercise Price;

(b)	such securities shall be subject to the following legending requirements:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [insert date 4 months and one day after the distribution date].”

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF CANADIAN RESIDENT UNTIL [insert date 4 months and one day from the day of issue].”

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT").  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED IN THE UNITED STATES EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION."

(c)	a term of 12 months following the Closing Date;

(d)	non-transferable; and

(e)
non-exercisable until: (i) a receipt for the (final) Prospectus has been received by Falcon from one or more of the securities regulatory authorities in Canada; and (ii) the Acquisition Shares have been admitted for trading on the TSXV, at which time the Convertible Securities will be immediately exercised in accordance with the terms set forth in Section 2.3(a).

2.4	Adjustments

(a)
Except as provided for in Section 2.4(b), no adjustments shall be made to the Purchase Price for operating expenses, insurance premiums, realty taxes, local improvements rates and charges, utilities, or any items for which Sellers will continue to be responsible after Closing in accordance with the terms of this Agreement.

(b)
In the event that the Prospectus Price is lower than the Trigger Price, the Purchase Price will be adjusted to provide for a cash payment by Purchaser to PetroHunter (the “Adjustment Amount”) and be equal to that amount of dollars that is arrived at using the following formula (dollar amounts in the following formula are US dollars):

The Adjustment Amount shall not exceed US$7,000,000.

(c)
If the Adjustment Amount is due prior to the Initial Closing Date (as such term is defined in the Buckskin Mesa Purchase Agreement), such Adjustment Amount shall be deposited into escrow, pursuant to the terms of the Escrow Agreement, within four business days of determining the Adjustment Amount.  If the Adjustment Amount is due after the Initial Closing Date, such Adjustment Amount shall be paid in accordance with Section 2.9(b) of the Buckskin Mesa Purchase Agreement.

2.5	Earnest Money Security

The Earnest Money shall be secured by a mortgage in favor of Falcon in the form attached hereto as Schedule “H” covering certain oil and gas wellbores and leasehold interests in the State of Colorado, United States of America.  PetroHunter, as the owner of 100% of all of the outstanding common stock of PetroHunter Operating Company, represents and warrants for the benefit of Falcon and Purchaser, (i) that PetroHunter Operating Company substantially benefits from PetroHunter’s entry into this Agreement and Sweetpea’s receipt of the Earnest Money and (ii) that the lien of the deed of trust will be a first priority lien.  PetroHunter will cause both this deed of trust and executed and acknowledged subordinations (satisfactory to Purchaser in form and substance) of the liens of existing deeds of trust to be delivered to Falcon before the Earnest Money is due from Falcon.  If such items are not timely received, the payment date for the Earnest Money shall be extended until Falcon receives such items.

2.6	Bayless AMI

PetroHunter and Seller hereby promise, covenant and guarantee that neither Falcon nor Purchaser will have any benefits or obligations whatsoever under or in connection with the area of mutual interest established by Section 19 of the Stock Acquisition and Exploration Agreement dated November 9, 2005, between MAB Resources LLC, on the one hand, and the Robert L. Bayless Estate and the other sellers, on the other.  PetroHunter and Seller each jointly and severally indemnify and agree to hold Falcon and Purchaser harmless against any claim (including without limitation any claim for an overriding royalty interest) at any time by the Robert L. Bayless Estate or any other seller, or their respective successors and assigns, arising out of the acquisition of any interest in any lands within that area of mutual interest.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties by Sellers

PetroHunter and Sweetpea jointly and severally guarantee, represent and warrant to Falcon and Purchaser that as of the Closing Date:

(a)	each of Sellers is a corporation duly incorporated, organized and validly existing and in good standing under the laws of its applicable jurisdiction;

(b)
each of Sellers has the corporate power, authority and capacity to enter into the Transaction Agreements and all other agreements contemplated by the Transaction Agreements and to carry out and complete its obligations under the Transaction Agreements and all other agreements contemplated by the Transaction Agreements;

(c)
the Transaction Agreements and the obligations of Sellers under the Transaction Agreements and the documents and transaction contemplated thereby have been duly and validly authorized by all requisite corporate proceedings and constitute, legal, valid and binding obligations of each of Sellers, enforceable against each of Sellers in accordance with their terms, subject to the limitations with respect to enforcement imposed by applicable laws in connection with bankruptcy, insolvency, liquidation, reorganization or other laws affecting the enforcement of creditors’ rights generally and subject to the availability of equitable remedies such as specific performance and injunction which are only available in the discretion of the court from which they are sought;

(d)
neither the entering into nor the delivery of the Transaction Agreements nor the completion by each of Sellers of the Transaction contemplated thereby will conflict with, or constitute a material default under, or result in a material violation of: (i) any of the provisions of the entity formation documents or by-laws of either of Sellers; or (ii) any applicable laws;

(e)	each of Sellers: (i) has not made an assignment in favor of its creditors or a proposal in bankruptcy to its creditors or any class thereof; (ii) has not had any petition for a receiving order presented in respect of it; and (iii) has not initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution;

(f)
except as set forth on Schedule “I”, neither of Sellers is under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licences, certifications, authorizations or approvals of, or notifications to, any federal, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by either of Sellers in connection with the Transaction as contemplated herein, except for consents that must be obtained from the Minister for Mines and Energy of the Northern Territory of Australia and the Local Aboriginal Groups acting through their representative;

(g)
each of Sellers is aware that the Acquisition Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state and that these securities may not be issued, offered or sold in the United States without registration under the U.S. Securities Act or compliance with requirements of an exemption from registration and the applicable laws of all applicable states and acknowledges that Falcon has no present intention of filing a registration statement under the U.S. Securities Act in respect of the Acquisition Shares;

(h)
PetroHunter is a U.S. Resident as defined under the U.S. Securities Act. and Sweetpea is not a U.S. Resident as defined under the U.S. Securities Act.  Each is an “accredited investor” as that term is defined in Section 501(a) of Regulation D promulgated under the Securities Act of 1933.  Neither of Sellers will offer or sell the Acquisition Shares in the United States unless such securities are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available, and further that it will not resell the Acquisition Shares, except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules;

(i)
each of Sellers acknowledges that there are restrictions on Sellers ability to resell the Acquisition Shares and it is the responsibility of each of Sellers to find out what those restrictions are and to comply with them before selling the Acquisition Shares;

(j)
each of Sellers acknowledges that the Convertible Securities and Acquisition Shares, if applicable, will be subject to resale restrictions under applicable Canadian Securities Laws and the TSXV Policies.  Each of Sellers acknowledges that all certificates issued representing the Convertible Securities and the Acquisition Shares, as well as all certificates issued in exchange for or in substitution therefore, will bear legends to the following effect:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [insert date 4 months and one day after the distribution date].”

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF CANADIAN RESIDENT UNTIL [insert date 4 months and one day from the day of issue].”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION.”

(k)
each of Sellers acknowledges that any securities of Falcon held by either of Sellers including the Convertible Securities and Acquisition Shares issued to PetroHunter will be subject to the TSXV providing its final acceptance to the Transaction;

(l)	all Data has been made available to Falcon and Falcon’s Counsel;

(m)	each of Sellers has not filed all tax returns that it was required to file, but each has no reason to believe that it has any significant liability for taxes due, including interest and penalties;

(n)
to the best knowledge of Sellers, all of the contracts, agreements and instruments set forth on Schedule “C” are valid, binding and enforceable in accordance with their respective terms, except when such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which effect the enforcement of creditors’ rights generally and shall be in full force and effect without penalty in accordance with their terms upon consummation of the transactions contemplated hereby;

(o)
except as set forth on Schedule “I”, each Seller has performed all material obligations which are required to be performed by it under the Material Agreements and it is not in default under or in breach of or in receipt of any claim of default or breach under any Material Agreement, and no event has occurred which, with the passage of time or the giving of notice or both, would result in a default, breach or event of noncompliance by a Seller under any Material Agreement;

(p)
no Seller has any present expectation or intention of not fully performing on a timely basis all material obligations required to be performed by it under any Material Agreement or other instrument to which it is subject and to the knowledge of Sellers, there has been no breach or cancellation by the other parties to any Material Agreement or other instrument to which the Company is a party;

(q)	no Seller is a party to any oral contract, agreement, or other arrangement which, if reduced to written form, would be required to be listed in Schedule “C;”

(r)	all of the Permits are in full force and effect, in good standing, and enforceable;

(s)	Sweetpea is not in breach of any term or condition of any Permit;

(t)	all minimum work and expenditures required to be performed up to the Closing Date have been satisfied in relation to each Permit;

(u)	all taxes, stamp duties and government charges in relation to the Northern Land Council Exploration Agreements have been paid;

(v)
all of the Assets are free and clear of all liens, writs, charges and encumbrances, except liens for taxes arising in Sweetpea’s ordinary course of business that are not yet due and payable, and except for Permitted Encumbrances;

(w)
neither of Sellers have received nor delivered any written notices of violation or alleged violation of any provisions of any Applicable Law (including without limitation laws relating to public health, safety, and protection of the environment), and, to the best knowledge of Sellers, there exists no basis upon which any such charge, complaint, action, suit, proceeding, hearing, or investigation may be brought or threatened against Seller by any Governmental Authority;

(x)
except as set forth on Schedule “I”, there is no material uninsured litigation, claim or proceeding, including appeals and applications for review, in progress, pending or, to the best of the knowledge of each of Sellers, threatened against either of Sellers or relating to the Beetaloo Basin Project before any Governmental Authority or arbitration panel, and there is not presently outstanding against either of Sellers or in respect of the Beetaloo Basin Project, any judgment, decree, injunction, rule or order of any Governmental Authority or arbitrator which would have material adverse affect on the Beetaloo Basin Project, including, without limitation, the value thereof;

(y)
neither Seller nor any director, officer, agent, employee or other person associated with or acting on behalf of either Seller (i) has used any corporate funds of such Seller for any unlawful contributions, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any governmental official or employee from corporate funds of either Seller; (iii) has violated or is in violation of any provision of the United States Foreign Corrupt Practice Act, the OECD Convention on Combating Bribery in International Business Transactions, or any national legislation promulgated thereunder; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of either Seller;

(z)
Sellers have paid all amounts due to date under the various creditor repayment schedules summarized in a document entitled “Sweetpea Petroleum Payout Program June 2008” and delivered to Falcon before the Acceptance Date, except the last payment due thereon, which will be paid by Sellers no later than August 31, 2008, and Sellers will make all future payments on a timely basis; and

(aa)
to the best of Seller’s knowledge, all material outstanding trade payables of Sweetpea in respect of the Beetaloo Basin Project at the Agreement Date are set forth in the document entitled “Sweetpea Petroleum Payout Program June 2008”.

3.2	Representations and Warranties of Falcon

Falcon hereby guarantees, represents and warrants to each of Sellers that as of the Closing Date:

(a)
Falcon has all necessary corporate power, authority and capacity to enter into the Transaction Agreements and all other agreements contemplated by the Transaction Agreements and to carry out and complete its obligations under the Transaction Agreements and all other agreements contemplated by the Transaction Agreements;

(b)	Falcon is a corporation duly incorporated, organized and validly existing and in good standing under the laws of the Province of British Columbia;

(c)
the Transaction Agreements and the obligations of Falcon thereunder and the documents and transaction contemplated therein have been duly and validly authorized by all requisite corporate proceedings and constitute, legal, valid and binding obligations of Falcon, enforceable against Falcon in accordance with their terms, subject to the limitations with respect to enforcement imposed by applicable laws in connection with bankruptcy, insolvency, liquidation, reorganization or other laws affecting the enforcement of creditors’ rights generally and subject to the availability of equitable remedies such as specific performance and injunction which are only available in the discretion of the court from which they are sought;

(d)
neither the entering into nor the delivery of the Transaction Agreements nor the completion by Falcon of the Transaction will conflict with, or constitute a material default under, or result in a material violation of (i) any of the provisions of the entity formation documents or by-laws of Falcon, or (ii) any applicable laws;

(e)
Falcon (i) is not an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or the Winding-up and Restructuring Act (Canada), (ii) has not made an assignment in favor of its creditors or a proposal in bankruptcy to its creditors or any class thereof, (iii) has not had any petition for a receiving order presented in respect of it, and (iv) has not initiated proceedings with respect to a compromise or arrangement with its creditors or for its winding up, liquidation or dissolution;

(f)
to the best of the knowledge of Falcon, there is no outstanding suit, action, litigation, claim or legal proceeding, including appeals and applications for review, in progress relating to Falcon before any court, commission, board or arbitration panel which, if determined adversely to Falcon, would:

(i)	prevent Falcon from satisfying the Purchase Price; or

(ii)	prevent Falcon from fulfilling in any material respect its obligations contained in the Transaction Agreements or arising from the Transaction Agreements.

(g)	the Convertible Securities shall have the characteristics described in Section 2.3;

(h)	the Acquisition Shares when issued shall be duly and validly issued as fully paid and non-assessable Common Shares;

(i)	Falcon shall use its commercially reasonable best efforts to have the distribution of the Acquisition Shares qualified as “free trading” Common Shares by any Prospectus issued; and

(j)	Falcon shall use its commercially reasonable best efforts to have the preliminary Prospectus filed within 20 Business Days from the Closing Date.

3.3	Representations and Warranties of Purchaser

Purchaser hereby guarantees, represents and warrants to each of Sellers that as of the Closing Date:

(a)
Purchaser has all necessary corporate power, authority and capacity to enter into the Transaction Agreements and all other agreements contemplated by the Transaction Agreements and to carry out and complete its obligations under the Transaction Agreements and all other agreements contemplated by the Transaction Agreements;

(b)	Purchaser is a corporation duly incorporated, organized and validly existing and in good standing under the laws of Australia;

(c)
the Transaction Agreements and the obligations of Purchaser thereunder and the documents and transaction contemplated therein have been duly and validly authorized by all requisite corporate proceedings and constitute, legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, subject to the limitations with respect to enforcement imposed by applicable laws in connection with bankruptcy, insolvency, liquidation, reorganization or other laws affecting the enforcement of creditors’ rights generally and subject to the availability of equitable remedies such as specific performance and injunction which are only available in the discretion of the court from which they are sought;  and

(d)
neither the entering into nor the delivery of the Transaction Agreements nor the completion by Purchaser or the Transaction will conflict with, or constitute a material default under, or result in a material violation of (i) any of the provisions of the entity formation documents or by-laws of Purchaser, or (ii) any applicable laws.

ARTICLE 4
WARRANTY CLAIMS

4.1	Survival of Warranties

(a)
The representations and warranties contained in this Agreement or contained in any document or certificate given in order to carry out the Transaction will survive Closing and shall continue in full force and effect, subject to the following provisions of this section:

(i)	except as expressly provided in this section, no Warranty Claim may be made or brought by any Party after the date which is 18 months after the Closing Date; and

(ii)	any Warranty Claim which is based on intentional misrepresentation or fraud by a Party may be made or brought at any time.

(b)
It is a condition of the liability of each Party under the representations and warranties contained in this Agreement that the Party making a Warranty Claim shall have given notice to the other of such Warranty Claim, with such particularity as the circumstances reasonably permit, before the expiry of the 18 month period referred to above.  After the expiration of such 18 month period, each Party will be released from all obligations and liabilities in respect of the representations and warranties contained in this Agreement or contained in any document or certificate given in order to carry out the Transaction except as otherwise specifically provided.

4.2	Limitations on Warranty Claims

(a)
No Party shall be entitled to make a Warranty Claim if that Party has been advised in a writing addressed to it and signed by an officer of the advising Party prior to Closing Date of the inaccuracy, non-performance, non-fulfilment or breach which is the basis for such Warranty Claim and that Party completes the Transaction hereunder notwithstanding such inaccuracy, non-performance, non-fulfilment or breach.

(b)
The amount of any damages which may be claimed by a Party pursuant to a Warranty Claim shall be calculated to be the cost or loss to that Party after giving effect to any insurance proceeds available to that Party in relation to the matter which is the subject of the Warranty Claim.

(c)
Subject to the receipt of all necessary approvals and all applicable laws, the satisfaction of any amounts owing by Sellers to Falcon or Purchaser, or by Falcon or Purchaser to Sellers, may be paid by the indemnifying party through the delivery of either cash or check, in either case such method of payment shall be determined by the indemnifying party in its discretion.

ARTICLE 5
CLOSING

5.1	Closing or Termination

(a)	The Transaction contemplated by this Agreement shall be completed on the Closing Date, if the Closing Date falls on or before February 5, 2009.

(b)
If the Transaction has not been completed by February 5, 2009, the Earnest Money shall be refunded by Seller to Purchaser no later than February 10, 2009, and, following this refund, the Agreement shall be terminated, with no Party having any further obligation to any other Party under or in connection with the Agreement.  If the refund is not timely made, Falcon may proceed against the security provided under Section 2.5.

5.2	Conditions for the Benefit of Falcon and Purchaser

The obligation of Falcon to complete the Transaction is subject to the satisfaction on or before the Closing Date, for the exclusive benefit of Falcon, of the following condition:

(a)	all representations of Sellers contained in Section 3.1 must be true in all material respects at and as of the Closing Date.

5.3	Conditions for Benefit of Sellers

The obligation of Sellers to complete the Transaction is subject to the satisfaction on or before the Closing Date, for the exclusive benefit of Sellers, of each of the following conditions:

(a)	All representations of Falcon contained in Section 3.2 must be true in all material respect at and as of the Closing Date;

(b)	Falcon will have made the payments outlined in Section 2.2; and

(c)
Sellers shall have received confirmation satisfactory to Sellers that the delivery of the Convertible Securities and the Acquisition Shares have received all requisite approvals (other than in respect of the Prospectus)  or that such approvals are not required.

5.4	Sellers’ Deliveries on Closing

On the Closing Date, Sellers will deliver the following documents, all duly executed and to be dated as of the Closing Date:

(a)	an executed copy of the Transaction Agreements;

(b)	a legal opinion, satisfactory to the TSXV and Purchaser’s Counsel, relating to the status of each Seller, the Permits, and other matters as TSXV requires;

(c)	a permit transfer instrument conveying an undivided 50% interest in the Permits, substantially in the form attached as Schedule “D”, Part 1;

(d)
an assignment and bill of sale substantially in the form attached as Schedule “D”, Part 2, assigning and selling an undivided 50% interest in the Well; Data; Material Contracts; all related licenses, permits, access rights, and other rights and privileges; and all rights, titles and interests of Sellers, whether derived under the Permits, the Material Contracts, or otherwise, in and to all equipment, fixtures and personal property located on lands covered by the Permits or used in connection with the exploration and development of such lands.,

(e)	any financial information if required by TSXV or other Governmental Authority;

(f)
a technical report with respect to the Beetaloo Basin Project as required by TSXV prepared in accordance with National Instrument 51-101 Standards of Disclosure for Oil and Gas Activities, published by Canadian Governmental Authorities, if required;

(g)	all other documents or information as may be required by the TSXV, corporate or securities regulatory authorities;

(h)
all material Approvals, acceptances, authorizations, exemptions, waivers or consents, including approvals by Governmental Authorities, regulatory authorities, lenders, lessors and other third parties and judicial approvals and orders legally required for the consummation of the Agreement and the Transaction contemplated by this Agreement;

(i)	confirmation satisfactory to Falcon that the purchase of the Assets and the Transaction contemplated by this Agreement have received all requisite approvals or that such approvals are not required;

(j)	confirmation satisfactory to Falcon that Falcon is not required to prepare and file a prospectus or similar document or to register the Convertible Securities or the

Acquisition Shares or make any filings or seek any approvals of any nature whatsoever from any governmental or regulatory authority of any kind whatsoever in the United States, Australia or any other non Canadian jurisdiction in connection with the issue and sale or resale of the Convertible Securities and/or the Acquisition Shares;

(k)	a certificate of each of Sellers signed by any two of their respective officers certifying that:

(i)	the representations and warranties of such Seller herein contained are true and correct as of the Closing Date;

(ii)	the resolutions of the Boards of Directors of such Seller approving the Transaction Agreements are in full force and effect;

(iii)	Seller has performed and complied with all covenants and agreements contained in the Transaction Agreements to be performed or complied with by such Seller at or prior to the Closing Date; and

(iv)	all necessary corporate action has been taken by such Seller to authorize the execution and delivery of the Transaction Agreements and to consummate the Transaction contemplated by the Transaction.

(l)	an opinion of PetroHunter Energy’s Counsel, dated at the Closing Date, that

(i)	PetroHunter Energy is duly incorporated and validly exists under the laws of Maryland and is in good standing under the laws of Maryland;

(ii)
the Transaction Agreements have been duly executed and delivered by PetroHunter Energy and constitute valid and binding obligations of PetroHunter Energy, enforceable against PetroHunter Energy in accordance with their terms;  and

(iii)	PetroHunter Energy directly owns all of the issued and outstanding securities of Seller;

(m)	an opinion of Seller’s Counsel, dated at the Closing Date, that

(i)	Seller is duly incorporated and validly exists under the laws of Australia and is in good standing under the laws of Australia;

(ii)	the Transaction Agreements have been duly executed and delivered by Seller and constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their terms; and

(n)	such other documents and assurances as may be reasonably required by Falcon or Purchaser,

all in form and substance satisfactory to Falcon and Purchaser, each acting reasonably and in good faith.

5.5	Falcon Deliveries on Closing

On the Closing Date, Falcon will deliver the Purchase Price in the amount and in the manner provided by this Agreement and the following documents all duly executed and to be dated as of the Closing Date:

(a)	an executed copy of the Transaction Agreements;

(b)
all material Approvals, acceptances, authorizations, exemptions, waivers or consents, including approvals by the TSXV, Governmental Authorities, regulatory authorities, lenders, lessors and other third parties and judicial approvals and orders legally required for the consummation of the Agreement and the Transaction contemplated by this Agreement;

(c)
confirmation satisfactory to Sellers that the delivery of the Convertible Securities and the Acquisition Shares and the Transaction contemplated by this Agreement have received all requisite approvals or that such approvals are not required;

(d)	a certificate signed by any two of its officers certifying that:

(i)	the representations and warranties of Falcon herein contained are true and correct as of the Closing Date;

(ii)	the resolutions of the Board of Directors of Falcon approving the Transaction Agreements and the Transaction are in full force and effect;

(iii)	Falcon has performed and complied with all covenants and agreements contained in this Agreement to be performed or complied with by Falcon at or prior to the Closing Date; and

(iv)	all necessary corporate action has been taken by Falcon to authorize the execution and delivery of the Transaction Agreements and to consummate the Transaction contemplated by the Transaction;

(e)	an opinion of Falcon’s Counsel, dated at the Closing Date, that

(i)	Falcon is duly incorporated and validly exists under the laws of British Columbia is in good standing under the laws of British Columbia; and

(ii)	the Transaction Agreements have been duly executed and delivered by Falcon and constitute valid and binding obligations of Falcon, enforceable against Purchaser in accordance with their terms.

(f)	conditional approval of the TSXV for the Transaction; and

(g)	such other documentation and assurances as may be reasonably required by the Sellers,

all in form and substance satisfactory to PetroHunter and Seller, each acting reasonably and in good faith.

5.6	Purchaser Deliveries on Closing

On the Closing Date, Purchaser shall deliver the following documents all duly executed and to be dated as of the Closing Date:

(a)	an executed copy of the Transaction Agreements;

(b)	a certificate signed by any two of its officers certifying that:

(i)	the representations and warranties of Purchaser herein contained are true and correct as of the Closing Date;

(ii)	the resolutions of the Board of Directors of Purchase approving the Transaction Agreements and the Transaction are in full force and effect;

(iii)	Purchaser has performed and complied with all covenants and agreements contained in this Agreement to be performed or complied with by Purchaser at or prior to the Closing Date; and

(iv)	all necessary corporate action has been taken by Purchaser to authorize the execution and delivery of the Transaction Agreements and to consummate the Transaction contemplated by the Transaction; and

(c)	an opinion of Purchaser’s Counsel, dated at the Subsequent Closing Date, that

(i)	Purchaser is duly organized and validly exists under the laws of Australia and is in good standing under the laws of Australia;

(ii)
the Transaction Agreements have been duly executed and delivered by Purchaser and constitute valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms; and

(iii)	Falcon directly owns all of the issued and outstanding securities of Purchaser.

(d)	such other documents and assurances as may be reasonably required by PetroHunter Energy or Seller,

all in form and substance satisfactory to PetroHunter or Seller, each acting reasonably and in good faith.

5.7	Approvals

Falcon may, in its sole discretion, seek Approval of the Transaction from the Treasurer of the Commonwealth of Australia.  All Parties recognize and agree that Sweetpea may assign an undivided interest in the Permits to Purchaser only with the Approval of the Minister for Mines and Energy of the Northern Territory of Australia, and the Local Aboriginal Groups acting through their representative.  Each Party agrees to use their best efforts to obtain the Northern Territory and Local Aboriginal Group Approvals, and, if sought by Falcon, the approval of the Treasurer of the Commonwealth of Australia, in as expeditious a manner as possible.  If Falcon seeks Approval of the Treasurer of the Commonwealth of Australia, then the Transaction shall not close unless and until such Approval is obtained.  Thereafter, until the Approvals of the Minister for Mines and Energy of the Northern Territory of Australia and the Local Aboriginal Groups acting through their representative are obtained, PetroHunter Energy shall cause Sweetpea to act as the nominee owner of Falcon’s or Purchaser’s interest in the Permits.  In this event, Falcon or Purchaser shall hold beneficial title to its interest in the Permits, and the Parties shall have all rights and obligations that would otherwise be applicable if the Approvals had been obtained.  Without limiting the foregoing, Falcon shall be responsible for, and shall pay and reimburse Sellers for its undivided 50% working interest pursuant to the Beetaloo Operating Agreement, in the same manner as if Purchaser were a record title owner of said undivided 50% interest in the Permits.

ARTICLE 6
RESOLUTION OF DISPUTES

6.1	Arbitration – If Not Principally Related to Convertible Securities Issues

Any dispute between the Parties arising during the period of this Agreement or at any time thereafter which touches upon the validity, construction, meaning, performance or effect of this Agreement or the rights and liabilities of the Parties or any matter arising out of or connected with this Agreement, except a dispute principally related to the Convertible Securities, shall be exclusively and definitively resolved through final and binding arbitration.

(a)	The arbitration shall be conducted in accordance with and subject to The Institute of Arbitrators & Mediators Australia Rules for the Conduct of Commercial Arbitrations.

(b)	The arbitration shall be conducted by three arbitrators, unless all parties to the dispute agree to a sole arbitrator within 30 days after the filing of the arbitration.

(c)
If the arbitration is to be conducted by a sole arbitrator, then the arbitrator will be jointly selected by the parties to the dispute.  If the parties to the dispute fail to agree on the arbitrator within 30 days after the filing of the arbitration, then the IAMA shall appoint the arbitrator. If the arbitration is to be conducted by three arbitrators and there are only two parties to the dispute, then each party to the dispute shall appoint one arbitrator within 30 days of the filing of the arbitration, and the two arbitrators so appointed shall select the presiding arbitrator within 30 days after the latter of the two arbitrators has been appointed by the parties to the dispute.  If a party to the dispute fails to appoint its party-appointed arbitrator or if the two party-appointed arbitrators cannot reach an agreement on the presiding arbitrator within the applicable time period, then the IAMA shall appoint the remainder of the three arbitrators not yet appointed.

(d)	Unless otherwise agreed by all parties to the dispute, the place of arbitration shall be Sydney, New South Wales.

(e)	The award of the arbitral tribunal shall be final and binding. Judgment on the award of the arbitral tribunal may be entered and enforced by any court of competent jurisdiction.

(f)
Any party to the dispute may apply to a court for interim measures (i) prior to the constitution of the arbitral tribunal (and thereafter as necessary to enforce the arbitral tribunal’s rulings); or (ii) in the absence of the jurisdiction of the arbitral tribunal to rule on interim measures in a given jurisdiction.  The Parties agree that seeking and obtaining such interim measures shall not waive the right to arbitration.  The arbitrators (or in an emergency the presiding arbitrator acting alone in the event one or more of the other arbitrators is unable to be involved in a timely fashion) may grant interim measures including injunctions, attachments and conservation orders in appropriate circumstances, which measures may be immediately enforced by court order.  Hearings on requests for interim measures may be held in person, by telephone, by video conference or by other means that permit the parties to the dispute to present evidence and arguments.  Without limiting the generality of the foregoing, any party to the dispute may have recourse to and shall be bound by the Pre-arbitral Referee Procedure of the International Chamber of Commerce in accordance with its rules then in effect.

(g)
The arbitral tribunal is authorized to award costs and attorneys’ fees and to allocate them between the parties to the dispute.  The costs of the arbitration proceedings, including attorneys’ fees, shall be borne in the manner determined by the arbitral tribunal.

(h)
The Parties waive their rights to claim or recover, and the arbitral tribunal shall not award, any punitive, multiple, or other exemplary damages (whether statutory or common law) except to the extent such damages have been awarded to a third party and are subject to allocation between or among the parties to the dispute.

(i)
To the extent permitted by law, any right to appeal or challenge any arbitral decision or award, or to oppose enforcement of any such decision or award before a court or any governmental authority, is hereby waived by the Parties except with respect to the limited grounds for modification or non-enforcement provided by any applicable arbitration statute.

6.2	Arbitration – If Principally Related to Convertible Securities Issues

Any dispute between the Parties arising during the period of this Agreement or at any time thereafter which principally relates to the Convertible Securities shall be subject to arbitration pursuant to Arbitration Act, 1991 (Ontario) and as provided in this Article and the decision of the arbitrational tribunal shall be final and binding as between the Parties and shall not be subject to appeal.  Such arbitration shall be subject to the following provisions, namely:

(a)
The party desiring arbitration shall nominate one arbitrator and shall notify the other party hereto of such nomination.  Such notice shall set forth a brief description of the matter submitted for arbitration and, if appropriate, the paragraph hereof pursuant to which such matter is so submitted.  Such other party shall, within 30 days after receiving such notice, nominate an arbitrator and the two arbitrators shall select a third person as an arbitrator and as chairman of the arbitral tribunal to act jointly with them.  If said arbitrators shall be unable to agree on the selection of such chairman, the chairman shall be appointed by a Judge of the Ontario Superior Court upon the application of any of the parties hereto.

(b)
The arbitration shall take place in Toronto, Ontario and the chairman shall fix the time and location in such city for the purpose of hearing such evidence and representations as either of the parties may present and, subject to the provisions hereof, the decisions of the arbitrators or of any two of them in writing shall be binding upon the parties both in respect of procedure and the conduct of the parties during the proceedings and the final determination of the issues therein.  Said arbitrators shall, after hearing any evidence and representations that the parties may submit, make their decision and reduce the same to writing and deliver one copy thereof to each of the parties hereto.  The majority of the arbitrators may determine any matters of procedure for the arbitration not specified herein.

(c)
If the party hereto receiving the notice of the nomination of an arbitrator by the party desiring arbitration fails within the said 30 days to nominate an arbitrator, then the arbitrator nominated by the party desiring arbitration may proceed alone to determine the dispute in such manner and at such time as he shall think fit and his decision shall, subject to the provisions hereof, be binding upon the parties.

(d)	Notwithstanding the foregoing, the arbitration may be carried out by a single arbitrator if the parties hereto so agree, in which event the provisions of this paragraph shall apply, mutatis mutandis.

(e)	The cost of the arbitration shall be borne equally by the Parties, unless the chairman and arbitrators decide otherwise in their final written decision.

(f)
Insofar as they do not conflict with the provisions of this Article, the Ontario Arbitration Act shall be applicable to arbitration held under this Article and the chairman and arbitrators shall have jurisdiction to do all acts and make such orders as provided therein.

(g)	Submission to arbitration pursuant to the provisions of this Article and the obtaining of the decision of the arbitration tribunal on the matters and claims in dispute shall be a condition precedent to the bringing of any action at law or suit in equity with respect to this Agreement.

6.3	Arbitration—Mixed Issues

The Parties recognize that disputes may involve more than one issue, and consequently have provided that the correct arbitration venue and procedure will turn upon whether the disputed issues principally relate to Convertible Securities or to other matters.  An arbitrator or arbitral panel constituted under this Agreement shall always have power to determine whether the disputed issues principally relate to Convertible Securities or other matters, with the understanding that principal relationship will be determined based on numerosity and complexity of the issues that need to be resolved and the applicable governing law, rather than monetary value of the issues.  Under no circumstances will the Parties ever be involved in cotemporaneous arbitration proceedings in two different venues, unless all Parties to each putative proceeding agree.

ARTICLE 7
GENERAL

7.1	Taxes and Fees

Sellers shall be responsible for any stamp duties applicable to the Transaction.  Each Party shall pay its own legal and other professional fees in respect of the Transaction.

7.2	Complete Closings

All matters of payment, execution and delivery of documents by each Party to the other at the Closing shall be deemed to be concurrent requirements and nothing will be complete at Closing until everything required at Closing has been paid, executed and delivered.  Upon the written request of either Party, all documents and monies shall be deemed delivered in escrow at Closing until the Parties’ Counsel can agree that all requirements of Closing have been satisfied.

7.3	Status of the Agreement

Notwithstanding anything else contained in this Agreement, this Agreement shall not constitute a binding agreement between the Parties until the Acceptance Date.

7.4	Tender

Any tender of documents or money or delivery of Notice pursuant to this Agreement may be given by or made upon the Parties’ Counsel on behalf of the Parties.

7.5	Specific Performance and other Remedies

Each of the Parties hereto hereby recognizes and acknowledges that a breach by any other Party (the “Breaching Party”) of any covenants or other commitments contained in this Agreement will cause the non-Breaching Party to sustain injury for which it would not have an adequate remedy at law for money damages.  Therefore, each of the Parties hereto hereby agree that, in the event of any such breach, the non-Breaching Party shall be entitled to the remedy of specific performance of such covenants or commitments and provisional, interlocutory and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and each of the Parties hereto further hereby agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

7.6	Obligations as Covenants

Each agreement and obligation of the Parties contained in this Agreement, even though not expressed as a covenant, shall be considered for all purposes to be a covenant.

7.7	Amendment of Agreement

Subject to Section 7.9, no modification or amendment of this Agreement shall be binding unless executed in writing by the Parties in the same manner as the execution of this Agreement.

7.8	Further Assurances

Each of the Parties shall from time to time hereafter and upon any reasonable request of any other Party, make or cause to be made all such further acts, deeds, assurances and things as may be required or necessary to more effectually implement and carry out the true intent and meaning of this Agreement.

7.9	Waiver

Subject to Section 7.7, no waiver of any default, breach or non-compliance under this Agreement shall be effective unless in writing and signed by the Party to be bound by the waiver or by its counsel.  Subject to Section 7.7, no waiver shall be inferred from or implied by any failure to act or delay in acting by a Party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other Party.  The waiver by a Party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that Party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

7.10	Time

Time shall in all respects be of the essence hereof provided that the time for doing or completing any matter may be extended or abridged by an agreement in writing between Falcon and Sellers or their respective counsel.  Except as expressly set out in this Agreement, the computation of any period of time referred to in this Agreement shall exclude the first day and include the last day of such period.

7.11	Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and, except as stated in the instruments and documents to be executed and delivered pursuant hereto, contains all of the representations, conditions, warranties and agreements of the respective Parties with respect to the subject matter hereof. There are no verbal representations, undertakings or agreements of any kind between the Parties. This Agreement supersedes all prior negotiations or agreements between the Parties, whether written or verbal, with respect to the subject matter of this Agreement.

7.12	Severability

If any covenant, obligation or provision of this Agreement, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.  Each covenant, obligation and provision of this Agreement shall be separately valid and enforceable to the fullest extent permitted by law.

7.13	Counterparts and Facsimile

For the convenience of the Parties, this Agreement may be executed in several counterparts, and delivered by facsimile transmission, each of which when so executed and delivered shall be deemed to be an original instrument and such counterparts together shall constitute one and the same instrument.

7.14	Notices

Every notice, consent, request, instruction, approval and other communication provided for or permitted by this Agreement (each, a “Notice”) and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered to, or sent by facsimile, to the Party to whom it is be given at:

(a)	to Sellers (which to Sweetpea shall be c/o PetroHunter):

PetroHunter Energy Corporation
1600 Stout Street, Suite 2000
Denver, Colorado 80202

Attention: Chief Executive Officer
Facsimile number:  (720) 889-8371

with a copy to (which copy shall not constitute notice hereunder):

Dill Dill Carr Stonbraker & Hutchings, P.C.
455 Sherman Street, Suite 300
Denver, Colorado 80203

Attention: Fay M. Matsukage, Esq.
Facsimile number: (303) 777-3823

And

Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202

Attention:  Gregory Danielson, Esq. and Shannon Ponder, Esq.
Facsimile number:  (303) 893-1379

(b)	to Falcon or Purchaser:

Falcon Oil & Gas Ltd.
1875 Lawrence Street, Suite 1400
Denver, Colorado  80202

Attention: Chief Executive Officer
Facsimile number: (303) 572-8927

with a copy to (which copy shall not constitute notice hereunder):

Aird & Berlis LLP
Brookfield Place, 181 Bay Street
Suite 1800, Box 754
Toronto, Ontario
M5J 2T9

Attention: Daniel N. Bloch
Facsimile number: (416) 863-1515

or to such other address as any Party hereto may, from time to time, designate in writing delivered in a like manner.  If delivered or sent by facsimile, Notice shall be deemed delivered on the date of delivery or facsimile transmission, unless delivered or transmitted after 4:00 p.m. on a Business Day or on a day which is not a Business Day, in which event Notice shall be deemed delivered on the next Business Day.

7.15	Confidentiality

(a)	Falcon, Purchaser and its employees, officers, directors, contractors, agents and professional representatives shall keep the existence of and the terms of this Agreement in strictest confidence.

(b)
Sellers, Falcon and Purchaser agree that prior to making any press releases concerning the Transaction, each of them shall provide a copy of such press release to the other in advance of it being released.

7.16	Successors and Assigns

This Agreement shall not be assignable by Falcon to Purchaser, or otherwise, without the written consent of Seller, which shall not be unreasonably withheld.

7.17	Enurement

All of the covenants and agreements contained in this Agreement shall be binding upon the Parties and their respective successors and permitted assigns and shall enure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns pursuant to the terms and conditions of this Agreement.

7.18	Language

The Parties hereto acknowledge that they have requested and consented that this Agreement and all documents related hereto be drawn up in English.  Les Parties aux présentes reconnaissent qu’elles ont exigé cette convention ainsi que tous les documents qui y ont rapport soient rédigés en anglais, ce a quoi les parties aux présentes consentent.

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IN WITNESS WHEREOF, the Parties hereto have duly executed this agreement under seal as of the day and year first above written.

PETROHUNTER ENERGY CORPORATION
Per:
Name:
Title:

Per:
Name:
Title:
I/We have the authority to bind the corporation.
SWEETPEA PETROLEUM PTY LTD.
Per:
Name:
Title:

Per:
Name:
Title:
I/We have the authority to bind the corporation.
FALCON OIL & GAS LTD.
Per:
Name:
Title:

Per:
Name:
Title:
I/We have the authority to bind the corporation.

FALCON OIL & GAS AUSTRALIA PTY LTD
Per:
Name:
Title:

Per:
Name:
Title:
I/We have the authority to bind the corporation.